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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Newbridge Networks Corporation (the "Company") on Form S-8 (File Nos. 33-51538, 33-55964, 33-68710, 33-78276, 33-89624, 33-97472, 333-2446, and 333-30777) of
our report dated June 2, 1997 (June 24, 1997 for Note 18), included herein, on our audit of the consolidated financial statements of the Company, which are included in this Annual Report on Form 10-K dated July 14, 1997, as included in
Item 8 herein.



/s/ Deloitte and Touche

Deloitte & Touche
Chartered Accountants

July 14, 1997

Ottawa, Canada

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